Exhibit 10.2.3
ATHENE HOLDING LTD.
2019 SHARE INCENTIVE PLAN

Restricted Share Unit Award Notice (Time-Based Vesting)
[Participant Name]
You have been awarded a restricted share unit award with respect to Class A common shares of Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”), pursuant to the terms and conditions of the Athene Holding Ltd. 2019 Share Incentive Plan (the “Plan”) and the Restricted Share Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Share Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
RSU Award:        Subject to the terms and conditions of the Plan and this Agreement, this Award entitles you to receive [Number of Awards Granted] Class A common shares, par value $0.001 per share, of the Company (the “Common Shares”), subject to adjustment as provided in Section 5.2 of the Agreement.

Grant Date:        [Grant Date]
Vesting Inception Date:    January 1 of the year of grant
Vesting Schedule:    Except as otherwise provided in the Plan, the Agreement or any other agreement between you and the Company or any of its Subsidiaries, the Award shall vest (i) on the one-year anniversary of the Vesting Inception Date with respect to one-third of the number of Common Shares subject thereto on the Grant Date, (ii) on the two-year anniversary of the Vesting Inception Date with respect to an additional one-third of the number of Common Shares subject thereto on the Grant Date and (iii) on the three-year anniversary of the Vesting Inception Date with respect to the remaining one-third of the number of Common Shares subject thereto on the Grant Date, in each case, provided you have not experienced a Termination of Relationship prior to such date.
If you experience a Termination of Relationship prior to the three-year anniversary of the Vesting Inception Date for any reason, the unvested portion of the Award, as of the effective date of your Termination of Relationship, shall be forfeited and shall be canceled by the Company; provided, however, that if your Termination of Relationship is due to your death or Disability (as defined below), the Award shall become immediately and fully vested as of the effective date of such Termination of Relationship; provided, further, that if your Termination of Relationship is due to (i) an involuntary termination by the Company without Cause (as defined below) or (ii) resignation by you for Good Reason (as defined below) and, in each case, such Termination of Relationship occurs within eighteen (18) months following a Change in Control, the Award shall become immediately and fully vested as of the effective date of such Termination of Relationship.

Definitions:        For purposes of this Agreement, the following definitions shall apply:

1)    “Cause” means: (i) if at the time of termination you are a party to a written employment agreement with the Company, any of its Subsidiaries or the Asset Management Company which defines such term, the meaning given in such employment agreement; and (ii) in all other cases, a Termination of Relationship by the Company, any of its Subsidiaries or the Asset Management Company based on (A) your commission of a felony or a crime of moral turpitude (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction); (B) your commission of a willful and material act of dishonesty involving the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates; (C) your material non-curable breach of the your obligations under the Plan, this Agreement or any other agreement entered into between you and the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates; (D) your breach of the Company’s policies or procedures (or the policies or procedures of any of its Subsidiaries, the Asset Management Company or any of the Company’s or their respective Affiliates which are applicable to you) that causes material harm to the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any of their business reputations; (E) your willful misconduct or gross negligence which causes material harm to the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any of their business reputations; (F) your violation of a fiduciary duty of loyalty to the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates that causes material harm to the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any of their business reputations; (G) your knowing attempt to obstruct or knowing failure to cooperate with any investigation authorized by the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any governmental or self-regulatory entity; (H) your disqualification or bar by any governmental or self-regulatory authority or the loss of any governmental or self-regulatory license that is reasonably necessary for you to perform your duties to the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates; (I) any directive made by any governmental or self-regulatory authority to terminate your services; or (J) your failure to cure a material breach of your obligations under the Plan, this Agreement or any other agreement entered into between you and the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates within 30 days after written notice of such breach. For the avoidance of doubt, the termination of your service with the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates for Cause shall constitute Cause under this Agreement.

2)    “Disability” means: (i) if at the time of termination you are party to a written employment agreement with the Company, any of its Subsidiaries or the Asset Management Company which defines such term, the meaning given in such employment agreement; and (ii) in all other cases, a physical or mental impairment which, as reasonably determined by the Committee (or, if you are not subject to Section 16 of the Exchange Act, the Company), renders you unable to perform the essential functions of your employment with your employer, even with reasonable accommodation that does not impose an undue hardship on your employer, for more than 90 days in any 180-day period, unless a longer period is required by federal or state law, in which case that longer period would apply.

3)    “Good Reason” means: (i) if at the time of termination you are a party to a written employment agreement with the Company, any of its Subsidiaries or the Asset Management Company which defines such term, the meaning given in such employment agreement; and (ii) in all other cases, a Termination of Relationship by you following: (A) a reduction of greater than 10% in your annual base salary or bonus potential under any bonus plan maintained by the Asset Management Company (if you are employed by the Asset Management Company), the Company or any of its Subsidiaries

that employs you (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive); or (B) any material adverse change in your title, authority, duties, or responsibilities or the assignment to you of any duties or responsibilities inconsistent in any material respect with those customarily associated with your position; provided, however, that none of the events described in the foregoing clauses (A) and (B) shall constitute Good Reason unless you shall have notified the Company in writing describing the events which constitute Good Reason within 45 days after the occurrence of such events and then only if the relevant employer shall have failed to cure such events within 60 days after the Company’s receipt of such written notice.

ATHENE HOLDING LTD.

Name: James R. Belardi
Title: CEO, Athene Holding Ltd.

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice to Athene Holding Ltd. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, voluntarily accept the Award granted to me, confirm that I have read this Agreement, and agree to be bound by the terms and conditions of the Agreement and the Plan.

[Electronic Signature]
______________________________
[Participant Name]

______________________________
[Acceptance Date]

Athene Holding Ltd.
c/o Athene Employee Services, LLC
Attn: Kristi Burma, EVP of Human Resources
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862

ATHENE HOLDING LTD.
2019 SHARE INCENTIVE PLAN
Restricted Share Unit Award Agreement
Athene Holding, Ltd., a Bermuda exempted company limited by shares (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the “Grant Date” (as defined in the Award Notice), pursuant to the provisions of the Athene Holding Ltd. 2019 Share Incentive Plan (the “Plan”), a restricted share unit award (the “Award”) with respect to the number of the Company’s Class A common shares, par value $0.001 per share (the “Common Shares”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth below, in the Award Notice and in the Plan.  Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.    Award Subject to Acceptance of Agreement.  The Award shall be null and void unless Holder shall accept this Agreement by executing it in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement pursuant to procedures established by the Committee). Holder acknowledges, understands and agrees that Holder’s acceptance of the Award is voluntary and is not a condition of Holder’s employment (continued or otherwise) with the Company or any of its Subsidiaries.
2.    Restriction Period and Vesting.  Except as otherwise provided in this Agreement, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”).
3.    Settlement of Award.
(a)    Subject to Sections 5.1 and 5.15, as soon as practicable after the vesting of all or a portion of the Award (but not later than sixty (60) days after each date on which all or a portion of the Award vests), the Company shall settle the Award, subject to the conditions of this Agreement, with respect to the number of Common Shares so vested. Settlement shall be made by issuance of the number of Common Shares subject to the Award so vested and such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company and the Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 5.1. Any fraction of a Common Share which would otherwise be issuable upon settlement of the Award shall be rounded up to the nearest whole number. The Holder shall pay promptly (and in any event no later than five (5) days after the settlement date) $0.001 per Common Share issued in settlement of the Award to the Company in a lump sum in cash. Except as set forth in this Agreement, Holder shall not be entitled to any voting rights or other privileges of ownership with respect to Common Shares subject to the Award unless and until the Award become vested and settled pursuant to Section 2 and this Section 3. Prior to the settlement of the Award, Holder shall have only the status of a general unsecured creditor of the Company and shall have no direct or secured claim in any specific assets of the Company or in any Common Shares.

(b)    Dividend Equivalents. In the event that the Company pays a dividend on its Common Shares, which dividend record date is prior to the date on which all or any portion of this Award is settled, then subject to Section 5.1, the Company shall pay to Holder, each time all or any portion of the Award is settled (or, subject to Section 3(a), the payment date for the dividend, if later), an amount in cash equal to the aggregate ordinary cash dividends that would have been paid on the equivalent number of Common Shares subject to the portion of the Award being settled (the “Dividend Equivalent Shares”) during the period between the Grant Date and such settlement date had the Dividend Equivalent Shares been held directly by Holder during such period (the “Dividend Equivalents”). No Dividend Equivalents shall be paid prior to the date on which the Award vests and is settled, in whole or in part, and no Dividend Equivalents shall be paid with respect to any Common Shares subject to this Award that have either been settled or forfeited prior to the record date for such ordinary cash dividend.
4.    Transfer Restrictions and Investment Representations.
4.1.    Nontransferability of Award. The Award may not be transferred by Holder other than by will or the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Committee or, to the extent permitted by the Committee, to a trust or entity established for estate planning purposes. Except as permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
4.2.    Investment Representation. Holder hereby represents and covenants that (a) any Common Shares acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (i) is true and correct as of the date of any vesting of any shares hereunder or (ii) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to Holder of any Common Shares subject to the Award, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
5.    Additional Terms and Conditions.
5.1.    Withholding Taxes.

(a)    As a condition precedent to the settlement of any portion of the Award upon vesting, Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the vesting and settlement of the Award. If Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Holder.
(b)    Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by a cash payment to the Company or authorizing the Company to withhold whole shares of Common Shares which would otherwise be delivered to Holder upon settlement of the Award having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments. Withholding may also be satisfied by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Shares having an aggregate Fair Market Value on the Tax Date equal to the Required Tax Payments or any combination of the methods described in this Section 5.1(b). Common Shares to be delivered or withheld may not have a Fair Market Value in excess of the Required Tax Payments calculated using the highest statutory rates in the relevant jurisdictions, provided that the withholding rate does not have an adverse accounting impact on the Company. Any fraction of a Common Share which would be required to satisfy any such obligation shall be rounded up to the nearest whole number. No Common Share or certificate representing a Common Share shall be issued or delivered until the Required Tax Payments have been satisfied in full.
5.2.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or applicable successor guidance) that causes the per share value of a Common Share to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of the Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.3.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Common Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action incidental thereto is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Common Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.
5.4.    Awards Subject to Clawback and Reduction for 280G. The Award and any Common Shares, other securities, cash or other property delivered pursuant to the Award or otherwise (including any payment, benefit or distribution of any type to or for the benefit of Holder which is paid, payable, provided or to be provided, distributed or distributable pursuant to any other agreement, arrangement, plan or program) are subject to (a) forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy in effect as of the Grant Date or which the Company may adopt from time to time as required by applicable law, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder and (b) reduction pursuant to the Company’s Policy on Limitations of Benefits Contingent Upon a Change in Control, in effect as of the Grant Date, to avoid the potential adverse tax consequences that may be imposed on the Company or Holder pursuant to Section 280G and/or Section 4999 of the Code.
5.5.    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by Holder, or any provision of this Agreement or the Plan, give or be deemed to give Holder any right to continued employment by the Company, the Asset Management Company or any of their Subsidiaries or affiliates or affect in any manner the right of the Company, the Asset Management Company or any of their Subsidiaries or affiliates to terminate the employment of any person at any time.
5.6.    Decisions of Board or Committee. The Committee (or Board, as applicable) shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee (or Board, as applicable) regarding the Plan, the Award Notice or this Agreement shall be final, binding and conclusive.
5.7.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
5.8.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Athene Holding Ltd., c/o Athene Employee Services, LLC, Attn: Kristi Burma, EVP of Human Resources, 7700 Mills Civic Parkway, West Des Moines, IA 50266-3862, and if to Holder, to the last known mailing address of Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
5.9.    Governing Law; Jurisdiction; Venue. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws. Holder and the Company hereby agree that all legal proceedings arising out of or in connection with (a) this Agreement; and/or (b) any other restricted share/stock, restricted share/stock unit or option award agreement(s) entered into between (i) Holder and (ii) the Company, shall be brought exclusively in the state and federal courts in the State of Delaware. Holder and the Company each irrevocably consent to, and agree not to challenge, the exclusive jurisdiction and exclusive venue of the state and federal courts in the State of Delaware.
5.10.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. Holder hereby acknowledges receipt of a copy of the Plan.
5.11.    Entire Agreement. This Agreement, including the Award Notice, and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.
5.12.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
5.13.    Amendment and Waiver. The provisions of this Agreement may not be amended without the written consent of Holder where such amendment would materially impair Holder’s rights under this Agreement. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
5.14.    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
5.15.    Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. Notwithstanding any other provision in this Award, to the extent any payments hereunder constitute nonqualified deferred compensation, within the meaning of Section 409A, then (a) to the extent this Agreement provides for the Award to become vested and be settled upon Holder’s Termination of Relationship, the applicable Award shall be settled upon Holder’s “separation from service” (within the meaning of Section 409A of the Code) even if the Award vests upon an earlier Termination of Relationship and (b) if Holder is a specified employee (within the meaning of Section 409A of the Code) as of the date of Holder’s separation from service, each such payment that is payable upon Holder’s separation from service and would have been paid prior to the six-month anniversary of Holder’s separation from service, shall be delayed until the earlier to occur of (i) the six-month anniversary of Holder’s separation from service and (ii) the date of Holder’s death.
6.    Protective Covenants.
6.1.    Confidential Information.
(a)    Holder shall not disclose or use at any time any Confidential Information (as defined below) of which Holder is or becomes aware, whether or not such information is developed by Holder, except to the extent that such disclosure or use is directly related to and required by Holder’s performance in good faith of duties for the Company, its Subsidiaries, the Asset Management Company or their respective Affiliates. Holder shall take all appropriate steps to safeguard Confidential Information in Holder’s possession and to protect it against disclosure, misuse, espionage, loss and theft. Holder shall deliver to the Company upon Holder’s Termination of Relationship, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company, its Subsidiaries, the Asset Management Company or any of their respective Affiliates which Holder may then possess or have under his or her control. Notwithstanding the foregoing, Holder may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist the Company and such counsel in resisting or otherwise responding to such process. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company, its Subsidiaries, the Asset Management Company or their respective Affiliates in connection with their businesses, including, but not limited to, information, observations and data obtained by Holder while providing services to the Company, its Subsidiaries, the Asset Management Company, their respective Affiliates or any predecessors thereof (including those obtained prior to the date hereof) concerning (i) the business or affairs of the Company, its Subsidiaries, the Asset Management Company or their respective Affiliates (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published (other than a disclosure by Holder in breach of this Agreement) in a form generally available to the public prior to the date Holder proposes to disclose or use such information.

Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.
(b)    Holder understands that nothing contained in this Agreement limits Holder’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”). Holder further understands that this Agreement does not limit Holder’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Nothing in this Agreement shall limit Holder’s ability under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
6.2.    Restriction on Competition.
(a)    Holder acknowledges that, in the course of his or her service with the Company, its Subsidiaries, the Asset Management Company and/or their predecessors (the “Protected Companies”), he or she has become familiar, or will become familiar, with the Protected Companies’ trade secrets and with other confidential and proprietary information concerning the Protected Companies and that his or her services have been and will be of special, unique and extraordinary value to the Protected Companies. Holder agrees that if Holder were to become employed by, or substantially involved in, the business of a competitor of the Protected Companies during the Restricted Period, it would be very difficult for Holder not to rely on or use the Protected Companies’ trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Protected Companies’ trade secrets and confidential information, and to protect such trade secrets and confidential information and the Protected Companies’ relationships and goodwill with customers, during the Restricted Period, Holder will not directly or indirectly through any other Person engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business. For purposes of this Agreement, the phrase “directly or indirectly through any other Person engage in” shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer or licensor of technology. For purposes of this Agreement, “Restricted Area” means anywhere in the United States, Bermuda and elsewhere in the world where the Protected Companies engage in business, including, without limitation, jurisdictions where any of the Protected Companies reasonably anticipate engaging in business on the date of Holder’s Termination of Relationship (provided that as of the date of Holder’s Termination of Relationship, to the knowledge of Holder, such area has been discussed as a market that the Protected Companies reasonably contemplate engaging in within the twelve (12) month period following the date of Holder’s Termination of Relationship). For purposes of this Agreement, “Competing Business” means a Person that at any time during Holder’s period of service has competed, or any time during the twelve (12) month period following the date of Holder’s Termination of Relationship begins competing with the Protected Companies anywhere in the Restricted Area and in the business of (i) retail annuities, (ii) annuity reinsurance, focusing on contracts reinsuring a quota share of future premiums of various fixed annuity product lines, (iii) reinsuring blocks of existing annuity business, (iv) issuing funding agreements or participating in a funding agreement backed note program, (v) pension risk transfer transactions, (vi) managing investments held by ceding companies pursuant to funds withheld and/or modified coinsurance contracts with their affiliates, (vii) managing investments in the life insurance industry, or (viii) any other significant business conducted by the Protected Companies as of the date of Holder’s Termination of Relationship and any significant business the Protected Companies conduct in the twelve (12) month period after Holder’s Termination of Relationship (provided that as of the date of Holder’s Termination of Relationship, to the knowledge of Holder, such business has been discussed as a business that the Protected Companies reasonably contemplate engaging in within such twelve (12) month period). For purposes of this Agreement, “Restricted Period” means Holder’s period of service until his or her Termination of Relationship, and thereafter through and including: (A) twelve (12) months following Holder’s Termination of Relationship with respect to any Holder with a title of CEO, President or EVP at the time of the Termination of Relationship; (B) nine (9) months following Holder’s Termination of Relationship with respect to any Holder with a title of SVP at the time of the Termination of Relationship and (C) six (6) months following Holder’s Termination of Relationship with respect to any Holder with a title of VP at the time of the Termination of Relationship.
(b)    Nothing herein shall prohibit Holder from (i) being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as Holder has no active participation in the business of such corporation, or (ii) providing services to a subsidiary, division or affiliate of a Competing Business if such subsidiary, division or affiliate is not itself engaged in a Competing Business and Holder does not provide services to, or have any responsibilities regarding, the Competing Business.
6.3.    Non-Solicitation of Employees and Consultants. During Holder’s period of service and for a period of twelve (12) months after the date of Holder’s Termination of Relationship, Holder shall not directly or indirectly through any other Person (a) induce or attempt to induce any employee or independent contractor of the Protected Companies to leave the employ or service, as applicable, of the Protected Companies, or in any way interfere with the relationship between the Protected Companies, on the one hand, and any employee or independent contractor thereof, on the other hand, or (b) hire any person who was an employee of the Protected Companies, in each case, until six (6) months after such individual’s employment relationship with the Protected Companies has been terminated.

6.4.    Non-Solicitation of Customers. During Holder’s period of service and for a period of twelve (12) months after the date of Holder’s Termination of Relationship, Holder shall not directly or indirectly through any other Person influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, ceding companies, associates, consultants, agents, or partners of the Protected Companies to divert their business away from the Protected Companies, and Holder will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Protected Companies, on the one hand, and any of their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand (collectively, “Protected Company Clients”); provided, however, that this provision shall not apply to any Protected Company Clients for whom Holder does not in the course of Holder’s services to the Company or any Protected Company (a) perform services on behalf of the Company or any of the Protected Companies, or (b) have contact or acquire or have access to confidential information or other competitively advantageous information as a result of or in connection with Holder’s services to Company.
6.5.    Understanding of Covenants. Holder represents and agrees that he or she (a) is familiar with and carefully considered the foregoing covenants set forth in this Section 6 (together, the “Restrictive Covenants”), (b) is fully aware of his or her obligations hereunder, (c) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (d) agrees that the Restrictive Covenants are necessary to protect the Protected Companies’ confidential and proprietary information, good will, stable workforce and customer relations, and (e) agrees that the Restrictive Covenants will continue in effect for the applicable periods set forth above in this Section 6 regardless of whether Holder is then entitled to receive severance pay or benefits from any of the Protected Companies. Holder understands that the Restrictive Covenants may limit his or her ability to earn a livelihood in a business similar to the business of the Protected Companies, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee of or other service provider to the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his or her education, skills and ability), Holder does not believe would prevent him or her from otherwise earning a living. Holder agrees that the Restrictive Covenants do not confer a benefit upon the Protected Companies disproportionate to the detriment of Holder.

6.6.    Enforcement. Holder agrees that Holder’s services are unique and that he or she has access to Confidential Information. Accordingly, Holder agrees that a breach by Holder of any of the Restrictive Covenants would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. Therefore, Holder agrees that in the event of any breach or threatened breach of any provision of this Section 6, the Company shall be entitled, in addition to and without limitation upon all other remedies the Company may have under this Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Section 6, as the case may be, or require Holder to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of this Section 6, if and when final judgment of a court of competent jurisdiction is so entered against Holder. Holder further agrees that the applicable period of time any Restrictive Covenant is in effect following the date of Holder’s Termination of Relationship, as determined pursuant to the foregoing provisions of this Section 6, shall be extended by the same amount of time that Holder is in breach of any Restrictive Covenant.